UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

QUESTAR PIPELINE COMPANY (Exact name of registrant as specified in charter)
STATE OF UTAH	000-14147	87-0307414
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2400

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01.

Other Events

On September 8, 2009, Questar Pipeline Company (the "Registrant") entered into a purchase agreement (the "Purchase Agreement") with Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc., relating to the issuance and sale by the Registrant of $50,000,000 aggregate principal amount of 5.83% Notes due 2018 (the "Notes"). The sale of the Notes has been made under the Registrant's registration statement on Form S-3 (File No. 333-161469). On September 15, 2009, the Registrant completed the sale of $50,000,000 of the Notes, which constitute a further issuance of, are fungible with and are consolidated with, the $200,000,000 aggregate principal amount of 5.83% Notes due 2018 issued by the Registrant on January 15, 2008 and form a single series with those notes.

This Current Report on Form 8-K is filed to incorporate the Form of Note and the Officers' Certificate setting forth the terms of the Notes, both of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The Form of Note and Officers' Certificate attached herein are qualified by reference thereto. The Purchase Agreement was previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on September 11, 2009.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.

Exhibit

     4.1

Form of the Registrant's 5.83% Note due 2018.

     4.2

Form of Officers' Certificate setting forth the terms of the Notes.

These exhibits are being filed as part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR PIPELINE COMPANY

September 18, 2009

/s/ Richard J. Doleshek

Richard J. Doleshek

Executive Vice President

and Chief Financial Officer

List of Exhibits

Exhibit No.

Exhibit

     4.1

Form of the Registrant's 5.83% Note due 2018.

     4.2

Form of Officers' Certificate setting forth the terms of the Notes.

These exhibits are being filed as part of this report.

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